Exhibit 19.1

APTEVO THERAPEUTICS INC.

Insider Trading Policy (Version Number: 3.0; Effective Date: December 10, 2025)

1.
Background and purpose

The federal securities laws prohibit any member of the Board of Directors (a “Director”) or employee of Aptevo Therapeutics Inc. (together with its subsidiaries, the “Company”) from purchasing or selling Company securities on the basis of material nonpublic information concerning the Company, or from tipping material nonpublic information to others. These laws impose severe sanctions on individuals who violate them. In addition, the SEC has the authority to impose large fines on the Company and on the Company’s Directors, executive officers and controlling stockholders if the Company’s employees engage in insider trading and the Company has failed to take appropriate steps to prevent it (so-called “controlling person” liability).

This insider trading policy is being adopted in light of these legal requirements, and with the goal of helping:

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prevent inadvertent violations of the insider trading laws;
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avoid embarrassing proxy disclosure of reporting violations by persons subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”);
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avoid even the appearance of impropriety on the part of those employed by, or associated with, the Company;
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protect the Company from controlling person liability; and
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protect the reputation of the Company, its Directors and its employees.

As detailed below, this policy applies to family members and certain other persons and entities with whom Directors and employees have relationships. However, nothing in this policy is applicable to transactions by the Company itself.

2.
PROHIBITIONS RELATING TO TRANSACTIONS IN THE COMPANY’S SECURITIES
2.1
Covered Persons. This Section 2 applies to:
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all Directors;
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all employees;
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all family members of Directors and employees who share the same address as, or are financially dependent on, the Director or employee and any other person who shares the same address as the Director or employee (other than (x) an employee or tenant of the Director or employee or (y) another unrelated person whom the General Counsel determines should not be covered by this policy); and
•
all corporations, partnerships, trusts or other entities controlled by any of the above persons, unless the entity has implemented policies or procedures designed to ensure that such person cannot influence transactions by the entity involving Company securities.

2.2
Prohibition on Trading While Aware of Material Nonpublic Information.
(a)
Prohibited Activities. Except as provided in Section 4, no person or entity covered by Section 2 may:
▪
purchase, or sell any securities of the Company while he or she is aware of any material nonpublic information concerning the Company or recommend to another person that they do so;
▪
disclose to any other person any material nonpublic information concerning the Company if such person may misuse that information, such as by purchasing or selling Company securities or tipping that information to others;
▪
purchase or sell any securities of another company while he or she is aware of any material nonpublic information concerning such other company which he or she learned in the course of his or her service as a Director or employee of the Company or recommend to another person that they do so; or
▪
disclose to any other person any material nonpublic information concerning another company which he or she learned in the course of his or her service as a Director or employee of the Company if such person may misuse that information, such as by purchasing or selling securities of such other company or tipping that information to others.
(b)
Application of Policy After Cessation of Service. If a person ceases to be a Director or employee of the Company at a time when he or she is aware of material nonpublic information concerning the Company, the prohibition on purchases or sales of Company securities in Section 2.2(a) shall continue to apply to such person until that information has become public or is no longer material.
2.3
Prohibition on Short Sales, Derivative Transactions, Hedging, and Pledging. No person or entity covered by this Section 2 may engage in any of the following types of transactions:
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short sales of Company securities, including short sales “against the box”; or
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purchases or sales of puts, calls or other derivative securities based on the Company’s securities; or
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purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Company securities; or
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otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities; or
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pledge the Company’s securities as collateral for a loan.
3.
ADDITIONAL PROHIBITIONS APPLICABLE TO DIRECTORS, EXECUTIVE OFFICERS AND DESIGNATED EMPLOYEES
3.1
Covered Persons. This Section 3 applies to:
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all Directors;

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all executive officers;
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such other employees as are designated from time to time by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the General Counsel as being subject to this Section 3 (the “Designated Employees”);
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all family members of Directors, executive officers and Designated Employees who share the same address as, or are financially dependent on, the Director, executive officer or Designated Employee and any other person who shares the same address as the Director, executive officer or Designated Employee (other than (x) an employee or tenant of the Director, executive officer or Designated Employee or (y) another unrelated person whom the General Counsel determines should not be covered by this policy); and
•
all corporations, partnerships, trusts or other entities controlled by any of the above persons, unless the entity has implemented policies or procedures designed to ensure that such person cannot influence transactions by the entity involving Company securities.
3.2
Blackout Periods.
(a)
Regular Blackout Periods. Except as provided in Section 4, no person or entity covered by this Section 3 may purchase or sell any securities of the Company during the period beginning two weeks prior to the end of each fiscal quarter and ending upon the completion of the first full trading day after the public announcement of earnings for such quarter (a “Regular Blackout Period”).
(b)
Corporate News Blackout Periods. The Company may from time to time notify Directors, executive officers and other specified employees that an additional blackout period (a “Corporate News Blackout Period”) is in effect in view of significant events or developments involving the Company. In such event, except as provided in Section 4, no such individual may purchase or sell any securities of the Company during such Corporate News Blackout Period or inform anyone else that a Corporate News Blackout Period is in effect. (In this policy, Regular Blackout Periods and Corporate News Blackout Periods are each referred to as a “blackout period.”)
3.3
Notice and Pre-Clearance of Transactions.
(a)
Pre-Transaction Clearance. No person or entity covered by this Section 3 (a “Pre-Clearance Person”) may purchase or sell or otherwise acquire or dispose of securities of the Company, other than in a transaction permitted under Section 4, unless such person pre-clears the transaction with either the Chief Financial Officer or the General Counsel. A request for pre-clearance shall be made in accordance with the procedures established by the General Counsel. The Chief Financial Officer and the General Counsel shall have sole discretion to decide whether to clear any contemplated transaction. (The General Counsel shall have sole discretion to decide whether to clear transactions by the Chief Financial Officer or persons or entities subject to this policy as a result of their relationship with the Chief Financial Officer, and the Chief Financial Officer shall have sole discretion to decide whether to clear transactions by the General Counsel or persons or entities subject to this policy as a result of their relationship with the General Counsel.) All trades that are pre-cleared must be effected within five business days of receipt of the pre-clearance unless a specific exception has been granted by the General Counsel and the Chief Financial Officer. A pre-cleared trade (or any portion of a pre-cleared trade) that has not been effected during the five business day period must be pre-cleared again prior to execution. Notwithstanding receipt of pre-clearance, if the Pre-Clearance Person becomes aware of material non-public information or becomes subject to a blackout period before the transaction is effected, the transaction may not be completed.
(b)
Post-Transaction Notice. Each person or entity covered by this Section 3 who is subject to reporting obligations under Section 16 of the Exchange Act shall also notify the Chief Financial Officer or the General Counsel (or his or her designee) of the occurrence of any purchase, sale or other acquisition or disposition of securities of the Company as soon as possible following the transaction, but in any event within one business day after the transaction. Such notification may be oral or in writing (including by e-mail) and should include the identity of the covered person, the type of transaction, the date of the transaction, the number of shares involved and the purchase or sale price.
(c)
Deemed Time of a Transaction. For purposes of this Section 3.3, a purchase, sale or other acquisition or disposition shall be deemed to occur at the time the person becomes irrevocably committed to it (for example, in the case of an open market purchase or sale, this occurs when the trade is executed, not when it settles).
4.
EXCEPTIONS
4.1
Exceptions. The prohibitions in Sections 2.2(a) and 3.2 on purchases or sales of Company securities do not apply to:
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exercises of stock options or other equity awards that would otherwise expire or the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations, in each case in a manner permitted by the applicable equity award agreement; provided, however, that the securities so acquired may not be sold (either outright or in connection with a “cashless” exercise transaction through a broker) while the employee or Director is aware of material nonpublic information or, in the case of someone who is subject to Section 3, during a blackout period;
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acquisitions or dispositions of Company common stock under the Company’s 401(k) or other individual account plan that are made pursuant to standing instructions not entered into or modified while the employee or Director is aware of material nonpublic information or, in the case of someone who is subject to Section 3, during a blackout period;
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other purchases of securities from the Company or sales of securities to the Company; and
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purchases or sales made pursuant to a binding contract, written plan or specific instruction (a “trading plan”) which is adopted and operated in compliance with Rule 10b5-1 of the Exchange Act; provided such trading plan: (1) is in writing; (2) was submitted to the Company for review and approved by the General Counsel (or his or her designee) by the Company prior to its adoption; and (3) was not adopted while the employee or Director was aware of material nonpublic information or, in the case of someone who is subject to Section 3, during a blackout period; and provided further that, in the case of someone who is subject to Section 3, if such trading plan is adopted within two weeks prior to the commencement of a Regular Blackout Period (as defined in Section 2.3(a)), trades may not occur pursuant to such trading plan prior to the termination of such Regular Blackout Period.

Rule 10b5-1 of the Exchange Act provides an affirmative defense from insider trading liability under the federal securities laws for trading plans, arrangements or instructions that meet specified requirements. A trading plan, arrangement or instruction that meets the requirements of Rule 10b5-1 (a “Rule 10b5-1”) enables covered persons to trade in Company securities during a blackout period, even when in possession of material nonpublic information.

Prior to approving a Rule 10b5-1 Plan, the Company may require that the plan exclude or include certain provisions (e.g., cooling off period, minimum number of trades requirement, limited term) that ensure compliance with SEC regulations and practices the General Counsel (or his or her designee) deems to be in the best interests of the Company. Any proposed deviation from the specifications of an approved Rule 10b5-1 Plan (including, without limitation, the amount, price or timing of a purchase or sale) must be reported immediately to, and be approved by, the General Counsel (or his or her designee). All transactions pursuant to a Rule 10b5-1 Plan must be timely reported in accordance with the procedures set forth above. Any modification or termination of a previously approved Rule 10b5-1 Plan requires a new approval by the General Counsel (or his or her designee). The General Counsel (or his or her designee) may require as a condition to such approval that the modification or termination occur outside of a blackout period and that the covered person not be aware of any material nonpublic information.

4.2
Partnership Distributions. Nothing in this policy is intended to limit the ability of a venture capital partnership or other similar entity with which a Director is affiliated to distribute Company securities to its partners, members or other similar persons. It is the responsibility of each affected Director and the affiliated entity, in consultation with their own counsel (as appropriate), to determine the timing of any distributions, based on all relevant facts and circumstances and applicable securities laws.
4.3
Underwritten Public Offering. Nothing in this policy is intended to limit the ability of any person to sell Company securities as a selling stockholder in an underwritten public offering pursuant to an effective registration statement in accordance with applicable securities law.
5.
REGULATION BTR

If the Company is required to impose a “pension fund blackout period” under Regulation BTR, each Director and executive officer shall not, directly or indirectly sell, purchase or otherwise transfer during such blackout period any equity securities of the Company acquired in connection with his or her service as a director or officer of the Company, except as permitted by Regulation BTR.

6.
penalties for VIOLATION

Violation of any of the foregoing rules is grounds for disciplinary action by the Company, including termination of employment. In addition to any disciplinary actions the Company may take, insider trading can also result in administrative, civil or criminal proceedings which can result in significant fines and civil penalties, being barred from service as an officer or director of a public company, or being sent to jail.

7.
company assistance and EDUCATION
7.1
Education. The Company shall take reasonable steps designed to ensure that all Directors and employees of the Company are educated about, and periodically reminded of, the federal securities law restrictions and Company policies regarding insider trading.
7.2
Assistance. The Company shall provide reasonable assistance to all Directors and executive officers, as requested by such Directors and executive officers, in connection with the filing of Forms 3, 4 and 5 under Section 16 of the Exchange Act. However, the ultimate responsibility, and liability, for timely filing remains with the Directors and executive officers.
7.3
Limitation on Liability. None of the Company, the Chief Financial Officer, the General Counsel or the Company’s other employees will have any liability for any delay in reviewing, or refusal of, a request for pre-clearance submitted pursuant to Section 3.3(a) or a trading plan submitted pursuant to Section 4.1. Notwithstanding any pre-clearance of a transaction pursuant to Section 3.3(a) or review of a trading plan pursuant to Section 4.1, none of the Company, the Chief Financial Officer, the General Counsel or the Company’s other employees assumes any liability for the legality or consequences of such transaction or trading plan to the person engaging in or adopting such transaction or trading plan.